Exhibit 4.5

NAVIGATOR HOLDINGS LTD. INCORPORATED UNDER THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT
COMMON SHARES SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP Y62132 I0 8 FULLY PAID AND NON-ASSESSABLE COMMON SHARES, PAR VALUE $.01, OF Navigator Holdings Ltd. (hereinafter called the “Company”) transferable on the books of the Company by the Registered Holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Bylaws and Articles of Incorporation and amendments thereto of the Company. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile signatures of the duly authorized officers of the Company. Dated: CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER AND SECRETARY AMERICAN BANK NOTH COMPANY. Countersigned and registered American stock transfer & trust company, llc (broollyn, NY) TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE

This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Navigator Holdings Ltd. and American Stock Transfer and Trust Company, LLC, dated as of May 30, 2012 (as it may be amended from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Navigator Holdings Ltd. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Linder certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. Navigator Holdings Ltd. will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common JT TEN — as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT — Custodian (Clist) (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list.For Value Received, PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) of the Common Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises. Dated THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF NOTICE: THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.